UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 EAST PRATT STREET, SUITE 1200 BALTIMORE, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 5, 2007, Camden Learning Corporation (the "Company") consummated its initial public offering ("IPO") of 6,250,000 units (the “Units”). On December 19, 2007, the Company consummated the closing of 376,300 Units subject to the underwriters' over-allotment option. Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of the Company's common stock. The underwriters have notified the Company that they will not be exercising their option with regard to the remaining 561,200 Units subject to the over-allotment option.

The 6,626,300 Units sold in the IPO (including the 376,300 Units subject to the underwriters' over-allotment option) were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $53,010,400 (which includes the proceeds of a private placement of 2,800,000 warrants for $2,800,000 to the Company’s sponsor, Camden Learning, LLC). Of this amount, $52,389,984 was placed in trust.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press Release, dated December 19, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007	CAMDEN LEARNING CORPORATION

	By:	/s/ David L. Warnock
		Name:	David L. Warnock
		Title:	Chairman, President and Chief Executive
Officer

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